Exhibit 10.23

EXECUTIVE VERSION

GROVE COLLABORATIVE HOLDINGS, INC.
2022 EQUITY AND INCENTIVE PLAN
Restricted Stock Unit Award Notice
[Name of Executive]

You have been awarded a restricted stock unit award with respect to shares of Class A Common Stock of Grove Collaborative Holdings, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the Grove Collaborative Holdings, Inc. 2022 Equity and Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Restricted Stock Unit Award Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Stock Units:	You have been awarded a restricted stock unit award with respect to [____] Shares, par value $0.0001 per share, subject to adjustment as provided in the Plan.

Grant Date:	[_________]

Vesting Schedule:
Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Holder in effect as of the Grant Date, the Award shall vest [_____________], if, and only if, you are, and have been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (i) employed by the Company or any of its Subsidiaries; (ii) serving as a Non-Employee Director; or (iii) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the date of this Agreement through and including the applicable vesting date.

Tax Withholding:
IMPORTANT INFORMATION REGARDING ACCEPTANCE OF AWARD AND SELL TO COVER TAX WITHHOLDING PAYMENT METHOD

By accepting this Award, to the greatest extent permitted under the Plan and applicable law, any withholding obligations for applicable Tax-Related Items (as defined in the Agreement) will be satisfied through the sale of a number of Shares subject to the Award as determined in accordance with the Tax Withholding section of the Agreement and the remittance of the cash proceeds of such sale to the Company (a “Sell to Cover”).  Under the Agreement, the Company is authorized and directed by you to make payment from the cash proceeds of this sale directly to the appropriate taxing authorities in an amount equal to the withholding obligation for Tax-Related Items.

You represent and warrant that (i) you have carefully reviewed this Restricted Stock Unit Award Notice and the Tax Withholding section of the Agreement, (ii) on the date you accept this Award, you are not aware of any material, nonpublic information with respect to the Company or any securities of the Company, are not subject to any legal, regulatory or contractual restriction that would prevent Agent (as defined in the Agreement) from conducting sales, do not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Agreement, and are entering into the Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company's securities on the basis of material nonpublic information) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) it is your intent that this election comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

GROVE COLLABORATIVE HOLDINGS, INC.

By: ______________________________
Name:
Title:

Acknowledgment, Acceptance and Agreement:
By signing below and returning this Award Notice to Grove Collaborative Holdings, Inc., I hereby accept the Award granted to me and acknowledge and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

__________________________________ Date: [_____________]
Executive

GROVE COLLABORATIVE HOLDINGS, INC.
2022 EQUITY AND INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Grove Collaborative, Holdings Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Grove Collaborative Holdings, Inc. 2022 Equity and Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect.

2. Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares. The Award includes a right to dividend equivalents equal to the value of any dividends paid on the Stock for which the dividend record date occurs between the Grant Date and the date the Award is settled or forfeited. Subject to vesting, each dividend equivalent entitles the Holder to receive the equivalent cash value of any such dividends paid on the number of shares of Stock underlying the Award that are outstanding during such period. Dividend equivalents will be accrued (without interest) and will be subject to the same conditions as the shares of Stock to which they are attributable, including, without limitation, the vesting conditions, the provisions governing the time and form of settlement of the Award.
3. Restriction Period and Vesting.

3.1. Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice. The period of time prior to the full vesting of the Award shall be referred to herein as the “Restriction Period.”

3.2. Termination of Employment.

(a) Termination of Employment Due to Death or Disability. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period by reason of the Holder’s death or termination by the Company due to Disability, then in any such case, the Award shall be 100% vested upon such termination of employment.

(b) Termination of Employment Other Than Due to Death or Disability. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period and prior to a Change in Control for any reason other than death or termination by the Company due to Disability, then the Award shall be immediately and automatically forfeited by the Holder and cancelled by the Company.

3.3. Change in Control.

(a) Vesting of Award Not Assumed. In the event of a Change in Control prior to the end of the Restriction Period pursuant to which the Award is not effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee, with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the shares subject to the Award and other material terms and conditions of the outstanding Award as in effect immediately prior to the Change in Control), the Award shall vest in its entirety as of the date of the Change in Control.

(b) Vesting of Award Assumed. In the event of a Change in Control prior to the end of the Restriction Period pursuant to which the Award is effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee, with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the shares subject to the Award and other material terms and conditions of the outstanding Award as in effect immediately prior to the Change in Control) and (i) the Holder remains continuously employed through the end of the Restriction Period or (ii) the Company terminates the Holder’s employment without Cause or the Holder resigns for Good Reason within 24 months following such Change in Control, in any such case, the Award shall become fully vested as of the end of the Restriction Period or, if earlier, the Holder’s termination of employment. If, following a Change in Control, the Holder experiences a termination of employment other than as set forth in Section 3.2(a) or this Section 3.3(b), the Award shall be immediately and automatically forfeited by the Holder and cancelled by the Company.

3.4. Definitions.

(a) Cause. For purposes of this Award, (i) “Cause” shall have the meaning assigned to such term in any written employment or similar agreement between the Company or any of its Subsidiaries and the Holder in effect on the Grant Date or (ii) if Holder is not party to an employment or similar agreement in effect on the Grant Date which defines “Cause,” then “Cause” shall mean: (A) the Holder’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (B) the Holder’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (C) the Holder’s intentional, material violation of any contract or agreement between the Holder and the Company or of any statutory duty owed to the Company; (D) the Holder’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (E) the Holder’s gross, or material deliberate, misconduct. The determination that a termination of the Holder’s employment is either for Cause or without Cause will be made by the Company (or, in the event the Holder is subject to Section 16 of the Exchange Act, the Committee), in its sole discretion. Any determination by the Company (or, if applicable, the Committee) that the Holder’s employment was terminated with or without Cause for the purposes of this Award shall have no effect upon any determination of the rights or obligations of the Company or the Holder for any other purpose.

(b) Disability. For purposes of this Award, “Disability” shall mean the inability of the Holder to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Company (or, in the event the Holder is subject to Section 16 of the Exchange Act, the Committee) on the basis of such medical evidence as the Company (or, in the event the Holder is subject to Section 16 of the Exchange Act, the Committee) deems warranted under the circumstances.

(c) Good Reason. For purposes of this Award, (i) “Good Reason” shall have the meaning assigned to such term in any written employment or similar agreement between the Company or any of its Subsidiaries and the Holder in effect on the Grant Date or (ii) if Holder is not party to an employment or similar agreement in effect on the Grant Date which defines “Good Reason,” then “Good Reason” shall mean Holder's voluntary termination following: (A) a material reduction in the Holder’s base salary; (B) a material reduction in the Holder’s authority, duties or responsibilities, provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” unless the Holder’s new authority, duties or responsibilities are substantially reduced from the prior authority, duties or responsibilities; or (C) a relocation of the Holder’s principal place of employment that results in an increase in the Holder’s one-way driving distance by more than ten (10) miles from the Holder’s then current principal residence. In order to resign for Good Reason, the Holder must provide written notice of the event giving rise to Good Reason to the Company's Chief Executive Officer (or, in the event the Holder is subject to Section 16 of the Exchange Act, the Board) within thirty (30) days after the condition arises, allow the Company thirty (30) days to cure such condition, and if the Company fails to cure the condition within such period, the Holder’s resignation from all positions the Holder then held with the Company must be effective not later than thirty (30) days after the end of the Company’s cure period.

4. Issuance or Delivery of Shares. Subject to Section 6.13 and except as otherwise provided for herein, within 30 days after the vesting of the Award, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Stock to the Holder (the date such shares of Stock are issued to the Holder, the “Issuance Date”). Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 6. Prior to the issuance to the Holder of the shares of Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have the status of a general unsecured creditor of the Company.

5. Transfer Restrictions and Investment Representation.

5.1. Non-Transferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2. Investment Representation. The Holder hereby covenants that (a) any sale of any share of Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

6. Additional Terms and Conditions of Award.

6.1. Withholding Taxes.

(a) Responsibility for Tax-Related Items. The Holder acknowledges that, regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Holder’s responsibility and may exceed the amount actually withheld by the Company. The Holder further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant of the Award, the vesting and settlement of the Restricted Stock Units, the delivery or sale of any shares of Stock and the issuance of any dividends, and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Holder’s liability for Tax-Related Items or achieve any particular tax result. The Holder acknowledges and agrees that the Holder will not make any claim against the Company, or any of its officers, directors, employees or affiliates for Tax-Related Items arising from this Award or the Holder’s other compensation. Further, if the Holder is subject to Tax-Related Items in more than one jurisdiction, the Holder acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Method of Tax Withholding. Prior to the relevant taxable or tax withholding event, as applicable, the Holder agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.  Specifically, pursuant to Section 6.1(d) below, the Holder has agreed to a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Holder has (except as provided in Section 6.1(e) below) agreed to sell a portion of the shares of Stock to be delivered in connection with this Award to satisfy any withholding obligations for Tax-Related Items and whereby the FINRA Dealer has committed to forward the proceeds necessary to satisfy any withholding obligations for Tax-Related Items directly to the Company.  If, for any reason, such “same day sale” commitment pursuant to Section 6.1(d) does not result in sufficient proceeds to satisfy any withholding obligations for Tax-Related Items, the Holder authorizes the Company, or its agents, at their discretion, to satisfy the Company’s withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Holder’s wages or other cash compensation paid to the Holder by the Company; (ii) withholding a number of shares of Stock having a fair market value determined by the Company as of the date of the relevant taxable or tax withholding event, as applicable, that are otherwise deliverable to the Holder upon settlement; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure be subject to the express prior approval of the Committee; or (iii) causing the Holder to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company).

(c) Withholding Rate. Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Holder may receive a refund of any over-withheld amount in cash and will have no entitlement to the Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Holder is deemed to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

(d) Authorization of Same Day Sale. The Holder hereby acknowledges and agrees to the following:

(i) The Holder hereby appoints Fidelity Workplace Services LLC (or any successor agent determined by the Company) as the Holder’s agent (the “Agent”), and authorizes the Agent to:

(1) Sell on the open market at the then-prevailing market price(s), on the Holder’s behalf, as soon as practicable on or after each date on which shares of Stock underlying the Holder’s Restricted Stock Units vest and are issued on the Issuance Date, the number (rounded up to the next whole number) of the shares of Stock to be delivered to the Holder in connection with the vesting of those shares sufficient to generate proceeds to cover (1) the satisfaction of the Tax-Related Items arising from the vesting of the Award and the related issuance of shares of Stock to the Holder, and (2) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;

(2) Remit directly to the Company the proceeds necessary to satisfy the Tax-Related Items;

(3) Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the shares of Stock referred to in clause (1) above; and

(4) Remit any remaining funds to the Holder.

(ii) The Holder hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Stock underlying my Restricted Stock Units that must be sold pursuant to this Section 6.1(d).

(iii) The Holder acknowledges that the Agent is under no obligation to arrange for the sale of Stock at any particular price under this Section 6.1(d) and that the Agent may effect sales as provided in this Section 6.1(d) in one or more sales and that the average price for executions resulting from bunched orders may be assigned to the Holder’s account. The Holder further acknowledges that the Holder will be responsible for all brokerage fees and other costs of sale associated with this Section 6.1(d), and the Holder agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sales. In addition, the Holder acknowledges that it may not be possible to sell shares of Stock as provided by in this Section 6.1(d) due to (i) a legal or contractual restriction applicable to the Holder or the Agent, (ii) a market disruption, (iii) rules governing order execution priority on the national exchange where the Stock may be traded or (iv) applicable law restricting such sale. In the event of the Agent’s inability to sell shares of Stock, the Holder will continue to be responsible for the timely payment to the Company of all Tax-Related Items that are required by applicable laws and regulations to be withheld.

(iv) The Holder acknowledges that regardless of any other term or condition of this Section 6.1(d), the Agent will not be liable to the Holder for (a) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (b) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v) The Holder hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 6.1(d). The Agent is a third-party beneficiary of this Section 6.1(d).

(vi) This Section 6.1(d) shall terminate not later than the date on which all Tax-Related Items arising in connection with the Award have been satisfied.

(vii) The Holder hereby authorizes the Company to appoint a successor Agent should the above-named entity in (i) above (or its successor) resign as Agent or be replaced by the Company.

(e) The Holder agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Holder’s participation in the Plan that cannot be satisfied by the means previously described. The Holder acknowledges and agrees that the Company may refuse to issue or deliver the shares of Stock, or the proceeds of the sale of shares of Stock, if the Holder fails to comply with the Holder’s obligations in connection with the Tax-Related Items.

(f) The Holder represents and warrants that (i) the Holder has carefully reviewed this Agreement including, without limitation, the provisions set forth in Section 6.1(d), (ii) on the date the Holder accepts this Award, he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Stock effected by the Agent pursuant to this Agreement, and is entering into this Agreement and any such election in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company's securities on the basis of material nonpublic information) under the Exchange Act, and (iii) it is the Holder’s intent that this election comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

6.2. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.3. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

6.4. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

6.5. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.6. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Grove Collaborative Holdings, Inc., Attn: Chief Legal Officer, 1301 Sansome Street, San Francisco, California 94111, and if to the Holder, to the

last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.7. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

6.9. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

6.10. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

6.11. Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Holder’s rights under this Agreement shall be subject to the written consent of the Holder. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
6.12    Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

6.13. Compliance With Section 409A of the Code. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment for purposes of Section 409A of the Code. To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of employment, the applicable shares of Stock shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Holder is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Stock shall be transferred to the Holder or his or her beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of the Holder’s death.

6.14    Protected Rights. Nothing in this Agreement or otherwise is intended to, or does, prohibit the Holder from (i) filing a charge or complaint with, providing truthful information to, or cooperating with an investigation being conducted by a governmental agency (such as the U.S. Equal Employment Opportunity Commission, another other fair employment practices agency, the U.S. National Labor Relations Board, the U.S. Department of Labor, or the U.S. Securities and Exchange Commission (the “SEC”)); (ii) engaging in other legally-protected activities; (iii) giving truthful testimony or making statements under oath in response to a subpoena or other valid legal process or in any legal proceeding; (iv) otherwise making truthful statements as required by law or valid legal process; or (v) disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law.  Accordingly, the Holder shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In the event the Holder files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Holder may disclose the trade secret(s) of the Company to the Holder’s attorney and use the trade secret information in the court proceeding, if the Holder (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.  In accordance with applicable law, and notwithstanding any other provision of the Plan or this Agreement, nothing in the Plan, this Agreement or any of any policies or agreements of the Company or any affiliate applicable to the Holder (i) impedes the Holder’s right to communicate with the SEC or any other governmental agency about possible violations of federal securities or other laws or regulations or (ii) requires the Holder to provide any prior notice to the Company or its affiliates or obtain their prior approval before engaging in any such communications.